AGREEMENT AND AMENDMENT NO. 3 TO CREDIT AGREEMENT

                                 (NUI UTILITIES)

          AGREEMENT AND AMENDMENT NO. 3 TO CREDIT AGREEMENT (NUI UTILITIES), dated as of August 20, 2004 (this "Agreement"), between NUI UTILITIES INC., a New Jersey Corporation (the "Borrower") and CREDIT SUISSE FIRST BOSTON, acting through its Cayman Islands Branch, as administrative agent (in such capacity, the "Agent") for the several banks and other financial institutions party to the Credit Agreement referred to below.

                              PRELIMINARY STATEMENT

          Reference is made to (i) that certain Credit Agreement dated as of November 24, 2003 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among the Borrower, the financial institutions from time to time party thereto and the Agent, (ii) that certain Agreement dated January 26, 2004 by which the Borrower and the Required Lenders (as defined in the Credit Agreement) agreed to certain extensions, waivers, consents and amendments under the Credit Agreement including without limitation certain amendments to Sections 2.2c and 5.16 of the Credit Agreement, (iii) that certain Agreement dated March 12, 2004 by which the Borrower and the Required Lenders agreed to certain waivers, deferrals and consents and (iv) that certain Amendment No. 2 to the Credit Agreement dated as of May 10, 2004 by which the Borrower and the Required Lenders agreed to certain amendments under the Credit Agreement.

          The Borrower has requested that the Credit Agreement be amended as provided herein and the Required Lenders have agreed to the requested amendments on the terms and conditions set forth herein and have directed the Agent to enter into this Agreement for and on their behalf.

          In consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto hereby agree as follows:

                                    AGREEMENT

          SECTION 1. Definitions; Rules of Construction. Each term capitalized herein and not otherwise defined herein shall have the meaning ascribed to it in the Credit Agreement. Rules of construction or interpretation set forth in the Credit Agreement shall apply to the interpretation of this Agreement.

          SECTION 2. Amendments. Subject to Section 4(b) of this Agreement, the Credit Agreement is hereby amended as follows:

          (a) The definitions of "Consolidated EBITDA", "Consolidated Interest Expense", "Consolidated Net Income", "Consolidated Shareholders' Equity", "Consolidated Total Indebtedness" and "Termination Date" in Section 1.1 are

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     hereby deleted in their entirety and replaced with the following in the place thereof:

          "Consolidated EBITDA" for any period means, with respect to the Borrower Consolidated Net Income before interest and taxes, plus (to the extent deducted in determining such Consolidated Net Income) (i) depreciation, amortization and other similar non-cash expenses (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period), (ii) extraordinary losses, losses in connection with asset sales (other than ordinary course sales including sales of inventory) or restructuring charges, (iii) non-recurring items of loss and expense relating to the credit facilities provided hereby to the extent not otherwise reflected in Consolidated Net Income, (iv) all fees, expenses and settlement costs (including the NJBPU Settlement Amount) related to the Focused Audit and Florida Settlement, (v) all severance and retention expenses in the amount of up to $5,000,000, (vi) expenses in connection with explosions and fires related to gas accidents that have occurred prior to July 14, 2004 in the aggregate amount of up to $4,000,000, (vii) all commissions and impairment charges related to the sub-leasing of excess office space, (viii) all fees, expenses and prepayment premiums in connection with any prepayment of the Medium Term Notes, (ix) fees and expenses related to amendments to the Standby Bond Purchase Agreement, and (x) all fees and expenses related to the NUI Utilities Secured Facility, Amendment No. 3, and all prior amendments to, and waivers under, this Agreement, the Extension Fee and the Additional Extension Fee; minus (to the extent included in determining such Consolidated Net Income) extraordinary gains or gains in connection with asset sales (other than ordinary course sales including sales of inventory).

          "Consolidated Interest Expense" means for any period the amount of interest expense, both expensed and capitalized, of the Borrower, net of cash interest income of the Borrower determined on a Consolidated basis in accordance with GAAP, for such period on the aggregate principal amount of its Indebtedness, determined on a consolidated basis in accordance with GAAP (excluding, in any event (to the extent otherwise included), one-time financing fees relating to the credit facilities provided hereby, by any agreement to refinance or otherwise extend the maturity of the Medium Term Notes as permitted hereunder, by the NUI Corporation Credit Agreement or by the NUI Utilities Secured Facility, interest payments with respect to the NUI Utilities Secured Facility and interest payments that will accrue to the maturity of the Medium Term Notes (to the extent that the Delayed Draw Term Loans are drawn)).

          "Consolidated Net Income" means for any period, net income (or loss) of the Borrower, determined on a Consolidated basis in accordance with GAAP (plus, in any event (to the extent otherwise deducted therefrom), one-time financing fees relating to the credit facilities provided hereby or any agreement to refinance or otherwise extend the maturity of the Medium Term Notes as

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

     permitted hereunder, by the NUI Corporation Credit Agreement or by the NUI Utilities Secured Facility), without giving effect to any non-cash gain, any non-cash loss or any reversals or adjustments to, or failure to recognize, revenue due to changes in applicable U.S. accounting rules and regulations, in each case to the extent reasonably acceptable to the Agent, including without limitation due to the implementation, effective as of October 25, 2002, of EITF 02-03 ("Issues Involved in Accounting for Derivative Contracts Held for Trading Purposes and Contracts Involved in Energy Trading and Risk Management Activities"), the effects of which EITF implementation are hereby deemed acceptable to the Agent.

          "Consolidated Shareholders' Equity" means the total of those items enumerated under the heading "Common Shareholders' Equity" in the Borrower's relevant balance sheets determined on a Consolidated basis in accordance with GAAP, consistently applied, plus (to the extent deducted in determining such total and on an after-tax basis) (i) all fees, expenses and settlement costs (including NJBPU Settlement Amount) related to the Focused Audit and Florida Settlement, (ii) all severance and retention expenses in the amount of up to $5,000,000, (iii) expenses in connection with explosions and fires related to gas accidents that have occurred prior to July 14, 2004 in the aggregate amount of up to $4,000,000, (iv) all commissions and impairment charges related to the sub-leasing of excess office space, (v) all fees, expenses and prepayment premiums in connection with any prepayment of the Medium Term Notes, (vi) fees and expenses related to amendments to the Standby Bond Purchase Agreement, and (vii) all fees and expenses related to the NUI Utilities Secured Facility, Amendment No. 3, and all prior amendments to, and waivers under, this Agreement, the Extension Fee and the Additional Extension Fee.

          "Consolidated Total Indebtedness" means all Indebtedness of the Borrower, determined on a Consolidated basis in accordance with GAAP, consistently applied. Solely for purposes of this definition, (A) the term "Indebtedness" shall not include (i) letter of credit reimbursement obligations except with respect to drawings actually made under letters of credit which then remain unreimbursed, (ii) Hedging Obligations, and (iii) the outstanding principal amount of the NUI Utilities Secured Facility and
     (B) if any portion of the Medium Term Notes and the Delayed Draw Term Loans are outstanding at such time, the term "Indebtedness" shall not include the principal amount of the Medium Term Notes to the extent that the proceeds of the Delayed Draw Term Loans are held by and under the control of an agent or trustee on behalf of holders of Medium Term Notes in a securities or deposit account or as otherwise provided in Section 4.1.

          "Termination Date" means November 21, 2005, as extended pursuant to and subject to the conditions set forth in Section 2.6, unless earlier terminated in accordance with the terms hereof.

          (b) The following new definitions are hereby added to Section 1.1 which shall appear in alphabetical order and shall read as follows:

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          "Acquisition" means the acquisition of substantially all of the assets or all of the capital stock of the Borrower by AGL, Cougar Corporation or any other Affiliate of AGL.

          "Acquisition Agreement" means the agreement and plan of merger, dated as of July 14, 2004 by and among AGL, Cougar Corporation and NUI Corporation.

          "Additional Extension Fee" has the meaning set forth in Section
     2.4b(b).

          "Additional Term Loans" means Additional Term Loans as defined in the NUI Corporation Credit Agreement.

          "Additional Term Loan Closing Date" means the Additional Term Loan Closing Date as defined in the NUI Corporation Credit Agreement.

          "AGL" means AGL Resources Inc., a Georgia corporation.

          "Amendment No. 3" means Agreement and Amendment No. 3 to this Agreement, dated as of August 20, 2004 among the Borrower and the Agent on behalf of the Required Lenders.

          "Cougar Corporation" means Cougar Corporation, a New Jersey corporation and a wholly-owned subsidiary of AGL.

          "Extension Fee" has the meaning set forth in Section 2.4b(c).

          "Florida Settlement" means the anticipated settlement agreement between the Borrower and the Florida Public Service Commission, for which the Borrower has established a pre-tax reserve of approximately $2,600,000, any fines contemplated thereby, and all actions and negotiations in respect thereof.

          "FPSC" means the Florida Public Service Commission.

          "FPSC Approval" has the meaning given it in Section 3.11.

          "Lender Presentation" means that certain Lender Presentation dated July 2004 and made available to the Lenders prior to the Additional Term Loan Closing Date.

          "New Facilities Fee Letter" has the meaning given to it in Section 2.4b(a).

          "NJBPU Approval" has the meaning given it in Section 3.11.

          "NUI Utilities Secured Facility" means a senior secured term loan facility in an aggregate principal amount of up to $75,000,000 to be made available to the Borrower on the Additional Term Loan Closing Date.

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

          "Standby Bond Purchase Agreement" means the amended and restated standby bond purchase agreement, dated as of June 12, 2001 among the Borrower, the Participating Banks referred to therein and The Bank of New York, as purchasing bank.

          (c) The definition of "Permitted Encumbrances" in Section 1.1 is hereby amended by deleting the word "and" after clause (ix) thereof and inserting a new clause (xi) after clause (x) thereof to read as follows:

          "; and (xi) security interests in favor of lenders under the NUI Utilities Secured Facility."

          (d) Section 2.4b(a) is hereby deleted in its entirety and replaced with the following in the place thereof:

          "(a) The Borrower agrees to pay to the Agent for the account of the Agent, the fees required to be paid by it as set forth in that certain letter agreement between NUI Corporation and CSFB (the "Fee Letter") dated as of October 31, 2003 and in that certain letter agreement among the Borrower, the Agent and NUI Corporation (the "New Facilities Fee Letter") dated as of July 14, 2004, in each case, as the same may be amended from time to time by the parties thereto, and as and when payment of such fees is due as set forth therein."

          (e) Section 2.4b(c) is hereby deleted in its entirety and replaced with the following in the place thereof:

          "(c) Upon extension of the Termination Date pursuant to Section 2.6, the Borrower shall pay the Lenders an extension fee prior to or on the Additional Term Loan Closing Date in an amount equal to 0.50% of the aggregate amount of Term Loans (including the Delayed Draw Term Loans, if any) and the Revolving Credit Commitments then outstanding (the "Extension Fee"). On May 22, 2005 the Borrower shall pay the Lenders an additional fee in an amount equal to 0.50% of the aggregate amount of Term Loans (including the Delayed Draw Term Loans, if any) and the Revolving Credit Commitments then outstanding then outstanding (the "Additional Extension Fee")."

          (f) Section 2.6 is hereby deleted in its entirety and replaced with the following in the place thereof:

          "2.6 Extension of Termination Date. The Termination Date is hereby extended until November 21, 2005 subject to the satisfaction of the following conditions: (i) the Borrower has obtained all governmental and other approvals necessary (if any) to exercise such extension,
          (ii) the maturity of the Medium Term Notes has been extended to a date no earlier than June 30, 2006 (without any scheduled amortization thereof prior to such date)(either by amendment or refinancing thereof, on terms

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

          reasonably acceptable to the Agent, it being understood that a refinancing thereof through the incurrence of Delayed Draw Term Loans is reasonably acceptable to the Agent), and (iii) no Event of Default has occurred and is continuing.".

          (g) Section 2.14(a) is hereby deleted in its entirety and replaced with the following in the place thereof:

          "(a) Unless the Required Lenders otherwise agree, if (i) any Equity Interests of the Borrower shall be issued to a Person other than NUI Corporation, (ii) any Recovery Event shall have occurred (and Net Asset Sale Proceeds thereof have not been reinvested in the same or similar property or assets within 364 days of such Recovery Event (with such reinvestment not to exceed $20,000,000 in the aggregate)), or (iii) any Indebtedness of the Borrower is incurred (excluding any Indebtedness incurred in accordance with Section 5.13), the Borrower shall prepay the Loans and reduce the Commitments pro rata with prepayments of the loans then outstanding under the NUI Utilities Secured Facility in an amount equal to 100% of the Net Proceeds therefrom no later than the second Business Day following receipt by the Borrower of such Net Proceeds.".

          (h) Clause (i) of Section 2.14(c) is hereby amended by adding after the phrase "or NUI Corporation" the new phrase which shall read as follows:

          "(including, without limitation, the consummation of the Acquisition)"

          (i) The last sentence of Section 3.5 is hereby deleted in its entirety and replaced with the following in the place thereof:

          "Except as has otherwise been fully disclosed in NUI Corporation's Form 10-K filed on December 31, 2002, Form 10-Qs filed on February 14, 2003, May 15, 2003 and August 14, 2003, Current Reports on Form 8-K filed on July 22, 2003, July 31, 2003, September 26, 2003, October 14, 2003 and November 19, 2003, Form 10-K filed on May 13, 2004, Form 10-Qs filed on May 20, 2004, May 25, 2004 and August 16, 2004, and Form 10-Q/As filed on June 17, 2004, in each case with the Securities and Exchange Commission, the Confidential Information Memorandum or the Lender Presentation, since September 30, 2003, nothing has occurred that has had a Material Adverse Effect."

          (j) The first sentence of Section 3.6 is hereby deleted in its entirety and replaced with the following in the place thereof:

          "Except as disclosed in the NUI Corporation's Form 10-K filed on December 31, 2003, Form 10-Qs filed on February 14, 2003, May 15, 2003, and August 14, 2003, Current Reports on Form 8-K filed on July 22, 2003, July 31, 2002, September 26, 2003, October 14, 2003 and

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

          November 19, 2003, Form 10-K filed on May 13, 2004, Form 10-Qs filed on May 20, 2004, May 25, 2004 and August 16, 2004, and Form 10-Q/As filed on June 17, 2004, in each case with the Securities and Exchange Commission, the Confidential Information Memorandum or the Lender Presentation, there are no actions, suits, investigations, litigation or proceedings at law or in equity pending or, to the Borrower's knowledge, threatened against the Borrower or any of its properties, which (i) would have a Material Adverse Effect, or (ii) involve any Loan Document or the transactions hereunder."

          (k) Section 3.10 is hereby deleted in its entirety and replaced with the following in the place thereof:

          "3.10 Environmental Matters. Except to the extent described in the NUI Corporation's Form 10-K filed on December 31, 2003, Form 10-Qs filed on February 14, 2003, May 15, 2003, and August 14, 2003, Current Reports on Form 8-K filed on July 22, 2003, July 31, 2002, September 26, 2003, October 14, 2003 and November 19, 2003, Form 10-K filed on May 13, 2004, Form 10-Qs filed on May 20, 2004, May 25, 2004 and
          August 16, 2004, and Form 10-Q/As filed on June 17, 2004, in each case with the Securities and Exchange Commission, the Confidential Information Memorandum or the Lender Presentation, the Borrower is in compliance with all applicable Environmental Laws, except for matters which do not have a Material Adverse Effect."

          (l) The word "No" at the beginning of the first sentence of Section
     3.11 is hereby deleted and replaced with the following phrase in the place thereof:

          "Other than approval by the NJBPU (the "NJBPU Approval") and approval by the FPSC (the "FPSC Approval"), no".

          (m) The last sentence of Section 3.19 is hereby deleted in its entirety and replaced with the following in the place thereof:

          "There are no arbitrations, unfair labor practice charges, complaints, representation proceedings or grievances pending against or involving the Borrower, nor, to the Borrower's knowledge, are there any threatened involving the Borrower, based on, arising out of, in connection with, or otherwise relating to individual or group employment, collective bargaining agreements, union organizing or other activities, or employment or other labor matters, other than those which, in the aggregate, would have no Material Adverse Effect."

          (n) The references to "10 days" in Sections 4.2(i) and 4.2(ii) are each hereby amended to read as "30 days".

          (o) The last sentence of Section 4.7 is hereby deleted in its entirety and replaced with the following in the place thereof:

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

          "The Borrower will certify in the Compliance Certificate delivered pursuant to Subsection 4.2(iii) hereof that such insurance is in force, provides coverage consistent with the preceding sentence and complies with the Borrower's obligations under this Section 4.7."

          (p) Section 5.3a is hereby deleted in its entirety and replaced with the following in the place thereof:

          "5.3a Leverage Ratio. At no time shall its ratio of Consolidated Total Indebtedness to its Consolidated Total Capitalization exceed 0.70:1.00; provided that the Borrower shall not be required to comply with the covenant of this Section 5.3a until the earlier of (x) December 31, 2004 and (y) the termination, if any, of the Acquisition Agreement, and such non-compliance shall not constitute an "Event of Default" hereunder (for the avoidance of doubt, the Borrower shall have to continue within such period of time to deliver a Compliance Certificate pursuant to the requirements of Section 4.2(iii) hereof with the appropriate qualifications)."

          (q) Section 5.3b is hereby deleted in its entirety and replaced with the following in the place thereof:

          "5.3b Interest Coverage Ratio. At no time shall the Borrower permit, for any period of four consecutive Fiscal Quarters ending on or after December 31, 2003, the ratio of (i) Consolidated EBITDA to (ii) Consolidated Interest Expense for such period, to be less than 2.25 to 1.00; provided that the Borrower shall not be required to comply with the covenant of this Section 5.3b until the earlier of (x) December 31, 2004 and (y) the termination, if any, of the Acquisition Agreement, and such non-compliance shall not constitute an "Event of Default" hereunder (for the avoidance of doubt, the Borrower shall have to continue within such period of time to deliver a Compliance Certificate pursuant to the requirements of Section 4.2(iii) hereof with the appropriate qualifications)."

          (r) Section 5.9 is hereby deleted in its entirety and replaced with the following in the place thereof:

          "5.9 Restrictive Agreements. The Borrower shall not enter into or otherwise be bound by any agreement not to pay dividends or make distributions to NUI Corporation, except for (i) as provided hereunder, the NUI Utilities Secured Facility, the Standby Bond Purchase Agreement and the Borrower's settlement with the NJBPU relating to the Focused Audit, and (ii) such agreements existing on the date hereof which have been fully disclosed in writing to Agent, and replacements of such agreements (provided that copies of such replacement agreements are provided to the

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          Agent and are no more restrictive in any material respect than those agreements being replaced)."

          (s) Clause (c) and clause (e) of Section 5.13 are hereby deleted in their entirety and replaced with the following clauses respectively in the place thereof:

          "(c) Indebtedness of the Borrower under the NUI Utilities Secured Facility;" and

          "(e) intercompany Indebtedness incurred in connection with the provision of services in the ordinary course of business;".

          (t) Clause (d) and clause (e) of Section 5.16 are hereby deleted in their entirety and replaced with the following clauses respectively in the place thereof:

          "(d) intercompany loans and advances in connection with the provision of services in the ordinary course of business;" and

          "(e) advance payments to gas suppliers;".

          (u) Section 5.17 is hereby amended by inserting after the phrase "other than Indebtedness under this Agreement," the new phrase which shall read as follows:

          "Indebtedness of the Borrower under the NUI Utilities Secured Facility, and".

          (v) Clauses (ii), (iii) and (iv) of Section 5.18 are hereby deleted in their entirety and replaced with the following clauses (ii) and (iii) in the place thereof:

          "(ii) the repayment of the intercompany receivables owing from NUI Corporation to the Borrower or from the Borrower to NUI Corporation, or (iii) the movement of employees between NUI Corporation and the Borrower, in each case provided at cost (if applicable), shall not be deemed a breach of this Section 5.18."

          (w) Section 6.1a is hereby amended by adding at the end thereof the proviso which shall read as follows:

          "; provided, that at the time of and immediately after an extension of credit under the Delayed Draw Term Loan Commitments the requirement that no Potential Default shall exist at either such time shall not be applicable".

          (x) Section 7.2 is hereby amended by inserting after the phrase "under or pursuant to which such Indebtedness is incurred or issued" the new phrase which shall read as follows:

          "(including, without limitation, the NUI Utilities Secured Facility)".

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

          (y) The reference to "$2,500,000" in Sections 7.7(i) is hereby amended to read as "$10,000,000".

          (z) Section 7.7(ii) is hereby deleted in its entirety and replaced with the following in the place thereof:

          "or (ii) any one or more fines, penalties, injunctions, charges, orders, judgments, decrees, awards, writs of execution or attachment, restraining notices or any similar action or process (other than (x) in connection with the Focused Audit and (y) any costs related to the Focused Audit) has been levied, issued, entered or filed against the Borrower or any of its properties in connection with any actual or purported conflict with or violation or breach by the Borrower of any Governmental Rule (or the Borrower enters into any agreement or makes any payment in connection with any vacating, stay, settlement or dismissal of any such claim or charge (whether or not such payment by its terms constitutes an admission of liability)), in an aggregate amount of $10,000,000 or more (if monetary) or which could reasonably be expected to cause a Material Adverse Effect in the reasonable judgment of the Required Lenders (if non-monetary), and failure of the Borrower to vacate, stay or contest in good faith (by appropriate and lawful proceedings diligently conducted and as to which the Borrower shall have set aside on its books reserves for such claims as are determined to be adequate in accordance with GAAP) such fines, penalties, charges, orders, judgments, decrees, awards, writs of execution or attachment, restraining notices or other action or process within a period of 30 days (or, in the case of contesting the same, the failure of the Borrower to diligently conduct such contest thereafter).".

          (aa) Section 7.10 is hereby amended by deleting the phrase "or, during any period of up to 24 consecutive months, Persons who at the beginning of such 24-month period were directors of the Borrower (or were appointed, nominated or elected by such Persons) cease for any reason to constitute a majority of the directors of the Borrowers, then in office" in its entirety.

          (bb) Section 7.11 is hereby amended by inserting after the phrase "a final decision" the new phrase which shall read as follows:

          "(other than in connection with the Focused Audit)".

          (cc) The reference to the Borrower's address in Sections 9.3 is hereby amended to read as follows:

     "Borrower:                                 NUI Utilities, Inc.
                                                1085 Morris Avenue
                                                Union, NJ 07083
                                                Attention:  Treasurer

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

                                                Telecopier:  (908) 289-0978
                                                Telephone:  (908) 289-5000x6107

    with a copy to:                             Joseph Brazil, Esq.
                                                White & Case LLP
                                                1155 Avenue of the Americas
                                                New York, NY 10036
                                                Telecopier:  (212) 354-8113
                                                Telephone:  (212) 819-8401".

          (dd) Section 9.6a(i) is hereby amended by inserting after the words "the NUI Corporation Credit Agreement " the new phrase which shall read as follows:

          "(other than the Additional Term Loans)".

          (ee) The references to "the NUI Corporation Credit Agreement" in
     Section 9.6a(ii) are each hereby amended to read as "the NUI Corporation Credit Agreement (if applicable)"

          (ff) Section 3 of the form of Compliance Certificate attached as Exhibit F to the Credit Agreement is hereby amended by inserting after the words "Required Ratio" the footnote which shall read as follows:

          "Subject to Sections 5.3a and 5.3b of the Agreement.".

          SECTION 3. Representation and Warranties. The Borrower represents and warrants as of the date hereof to each of the Agent and the Lenders that after giving effect to the provisions of this Agreement effective as of the date hereof:

          (a) The Borrower has the corporate power and authority to execute, deliver and perform this Agreement and has taken all corporate actions necessary to authorize the execution, delivery and performance of this Agreement;

          (b) This Agreement has been duly executed and delivered on behalf of the Borrower by a duly authorized officer or attorney-in-fact of the Borrower;

          (c) The execution, delivery and performance of this Agreement will not violate any requirement of law or any material contractual obligation binding on the Borrower; and

(d) No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the execution, delivery or performance by the Borrower of this Agreement, except for such as have been made or obtained and are in full force and effect (other than the NJBPU Approval and the FPSC Approval (as each such term is defined in Section 2(b) hereof)).

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

The Borrower acknowledges and agrees that the representations and warranties set forth above shall survive the execution and delivery hereof and shall be deemed made in the Credit Agreement for purposes of Section 7.6 of the Credit Agreement.

          SECTION 4. Effectiveness. (a) This Agreement (other than the provisions of Section 2 hereof) shall become effective as of the date the Agent receives (i) the consents of Lenders constituting the Required Lenders, (ii) counterparts of this Agreement that, when taken together, bear the signatures of the Borrower and the Agent, and (iii) payment of all of the Agent's reasonable out-of-pocket costs and expenses incurred in connection with this Agreement (including, without limitation, reasonable fees and expenses of its counsel) for which invoices have been submitted to the Borrower.

          (b) The provisions of Section 2 hereof shall become effective subject to the satisfaction of the following conditions: (i) the other provisions of this Agreement shall have become effective in accordance with the terms thereof,
(ii) the Agent receives on behalf of each Lender consenting to this Agreement at or prior to 5:00 P.M. (Eastern Standard Time) on Monday, July 26, 2004, an amendment fee equal to 0.25% of the aggregate principal amount of such Lender's Term Loans and Commitments then outstanding (the "Amendment Fee"); provided that the Amendment Fee shall be payable only if the NJBPU Approval and the FPSC Approval have been obtained and (iii) the Agent receives the evidence satisfactory to the Agent that the NJBPU Approval and the FPSC Approval have been obtained, in each case, in form and substance reasonably satisfactory to the Agent.

          SECTION 5. Escrow Arrangement. (a) At any time prior to the obtaining of the NJBPU Approval and/or the FPSC Approval, the Borrower shall have an option to request, and the Agent and each Lender hereby agrees, subject to satisfaction of the conditions of Sections 2.6 and 6.1 of the Credit Agreement (determined as if Section 2 hereof had been given effect)(other than (x) the obtaining of the NJBPU Approval and the FPSC Approval, and (y) the extension of the Termination Date under the Credit Agreement), and receipt by the Agent of at least three Business Days prior written notice thereof, that each Lender shall make Delayed Draw Term Loans pursuant to Section 2.1; provided that (i) (A) the proceeds of the Delayed Draw Term Loans, (B) the fee payable in connection with borrowing of the Delayed Draw Term Loans pursuant to Section 2.4b(b) of the Credit Agreement, (C) the Extension Fee under the Credit Agreement and (D) the Amendment Fee hereunder (but not the costs and expenses under Section 4(a)(iii) hereof) to be funded into an escrow account maintained by the Agent at The Bank of New York (the "Escrow Account") and (ii) all invoiced reimbursable expenses of the Agent incurred on or prior to the date of such funding (including without limitation the reasonable fees and disbursements of the Agent's special counsel, Dewey Ballantine LLP) shall be paid by the Borrower prior to or substantially contemporaneously with funding the proceeds of the Delayed Draw Term Loans into the Escrow Account. All of such funds shall be automatically released on the date when the Agent receives the evidence satisfactory to the Agent that the NJBPU Approval and the FPSC Approval have been obtained, in each case, in form and substance reasonably satisfactory to the Agent and Section 2 hereof and
Section 2 of Amendment No. 3 to the NUI Corporation

Credit Agreement, dated as of August 20, 2004 among NUI Corporation, the Agent thereunder on behalf of the Required Lenders thereunder, the Guarantors party thereto and the Lenders listed on Schedule 2.1A thereto shall have become effective to the respective payees as follows: (x) the Agent shall receive, for the account of each Lender, an aggregate amount equal to the sum of the fees specified in clauses (B), (C) and (D) above and all other fees and expenses then due and payable pursuant hereto and (y) the Borrower shall receive the remainder of the funds in the Escrow Account. For the avoidance of doubt, (i) the interest on the Delayed Draw Term Loans shall start to accrue and shall be payable to the Lenders from the date of funding of the proceeds of the Delayed Draw Term Loans into the Escrow Account, and (ii) funds in the Escrow Account shall bear interest from such date and such interest shall be paid to the Borrower on the date when such funds are released or returned, as the case may be.

          (b) Notwithstanding the foregoing, if funds held in the Escrow Account are not released on or prior to September 30, 2004 (due to the failure to obtain the NJBPU Approval or the FPSC Approval), then (i) the provisions of Section 2 hereof shall be null and void, (ii) the Borrower shall then owe a fee (the "Release Fee") to the Lenders in an aggregate amount equal to the amount of interest which would have accrued on the Delayed Draw Term Loans from the date escrowed through September 30, 2004, (iii) all funds held in the Escrow Account shall be distributed on September 30, 2004 as follows: (A) the Agent shall receive for the account of each Lender an aggregate amount equal to the proceeds of the Delayed Draw Term Loans and the Release Fee, and (B) the Borrower shall receive the remainder of the funds, if any, in the Escrow Account; provided that in the event that the funds held in the Escrow Account are not sufficient to make the distribution set forth in clause (iii)(A) above the Borrower shall pay to the Agent for the account of each Lender the amount of such deficiency.

          SECTION 6. Miscellaneous. (a) Except as expressly set forth herein, this Agreement shall not, by implication or otherwise, limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of the Lenders or the Agent, under the Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein shall be deemed to entitle the Borrower to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement in similar or different circumstances. This Agreement shall apply and be effective only with respect to the provisions of the Credit Agreement specifically referred to herein. Upon this Agreement becoming effective as provided herein, the term "Loan Document" as defined in the Credit Agreement shall include, without limitation, this Agreement.

          (b) As used in the Credit Agreement, the terms "Agreement," "herein," "hereinafter," "hereunder," "hereto," and words of similar import shall mean, from and after the date this Agreement becomes effective, the Credit Agreement as amended by this Agreement.

          (c) Section headings used herein are for convenience of reference only and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

          (d) THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK. The parties hereto each hereby consent to the non-exclusive jurisdiction of the state and federal courts of the State of New York and irrevocably waive all right to trial by jury in any action, proceeding or counterclaim arising out of or relating to this Agreement.

          (e) This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which, when taken together, shall constitute but one instrument. Delivery of an executed counterpart of this Agreement by fax will be deemed as effective as delivery of an originally executed counterpart.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the date first written above.

                                   NUI UTILITIES INC.



                                   By:/s/ Victor A. Fortkiewicz
                                      ------------------------------------------
                                      Name: Victor A. Fortkiewicz
                                      Title:President



                                   CREDIT SUISSE FIRST
                                   BOSTON, acting through its
                                   Cayman Islands Branch,
                                   as the Agent and on behalf of the
                                   Required Lenders



                                   By:/s/ Dana F. Klein
                                      ------------------------------------------
                                      Name: Dana F. Klein
                                      Title:Managing Director



                                   By:/s/ S. William Fox
                                      ------------------------------------------
                                      Name: S. William Fox
                                      Title:Director